Exhibit 99.1

One Lincoln Street

Boston, MA 02111

United States of America

News Release

Contact:	S. Kelley MacDonald	Media:	Hannah Grove
	+1 617/664-2888		+1 617/664-3377

STATE STREET RECORDS SECOND-QUARTER AFTER-TAX CHARGE OF

$251 MILLION, OR $0.50 PER SHARE

SSGA LENDING FUNDS TO RECEIVE CONTRIBUTION FROM STATE STREET AND

REMOVE REDEMPTION RESTRICTIONS, MITIGATING POTENTIAL LIABILITY CONCERNS

AGENCY LENDING COLLATERAL POOLS TO

INCREASE CLIENT ACCESS TO LIQUIDITY BY YEAR END

COMPANY EXPECTS TO REPORT SECOND QUARTER 2010 GAAP EARNINGS

PER SHARE OF $0.87, INCLUDING A ONE-TIME TAX BENEFIT OF

$0.36 PER SHARE, ON REVENUE OF $2.3 BILLION AND

OPERATING-BASIS EARNINGS PER SHARE OF $0.93 ON REVENUE OF $2.2 BILLION

Boston – July 7, 2010 – State Street Corporation (NYSE:STT) announced today that it recorded a second quarter 2010 after-tax charge of $251 million, including a related cash contribution to certain common and collective trust funds managed by State Street Global Advisors (“SSgA”) that engage in securities lending (the “SSgA lending funds”). The one-time $330 million cash contribution establishes a market-based net asset value (“NAV”) per unit of the collateral pools held by the SSgA lending funds of $1.00 as of June 30, 2010. The cash contribution also enables SSgA to remove, as of August 2010, the redemption restrictions from the SSgA lending funds and mitigates potential liability concerns. Additionally, State Street accrued $9 million of related costs, which are included in the charge.

State Street’s securities lending operations comprise two components: the SSgA lending funds, referenced above, with a broad range of investment objectives that are managed by SSgA; and an agency lending program for third-party investment managers and asset owners, the collateral pools for which are referred to as agency lending collateral pools. Redemption restrictions were instituted with respect to certain SSgA lending funds and agency lending collateral pools in the fall of 2008 during the disruption in the financial markets. State Street has identified potential inconsistencies with its implementation of those redemption restrictions applicable to certain agency lending collateral pools. The Company has also established a reserve of $75 million, reflected in the charge described above, to address these issues.

For its agency lending program clients, State Street today announced a plan to increase client access to liquidity. By the end of 2010, State Street intends to separate agency lending collateral pools, with total net assets of $51.6 billion and a weighted average NAV of $0.989 as of June 30, 2010, into two different pools. One pool will have complete liquidity, and the other pool, holding primarily longer-dated securities, will be subject to continued restrictions on redemptions.

Commenting on these actions, Joseph L. Hooley, State Street’s president and chief executive officer, said, “Today’s announcement demonstrates our commitment to resolving the challenges resulting from the market turmoil over the past several years.”

Regarding the results for the second quarter of 2010, which will be reported on July 20, Hooley added, “Our strong operating-basis results are supported by momentum in our servicing fee revenue as well as improvement in trading services fee revenue. These expected results are consistent with the full-year operating-basis outlook we provided in the second quarter.”

Second-Quarter 2010 Outlook

State Street expects to report revenue of $2.3 billion and earnings per share of $0.87 for the second quarter of 2010, which includes both the above-mentioned after-tax charge of $251 million, or $0.50 per share, and a one-time tax benefit of $180 million, or $0.36 per share, due to the restructuring of former non-US conduit assets.

In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles (GAAP), management also presents results on an “operating basis” in order to highlight comparable financial trends and other characteristics with respect to State Street’s ongoing business operations from period to period. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

On an operating basis, State Street expects to report second-quarter earnings per share of $0.93 on revenue of $2.2 billion. Operating-basis results include approximately $(48) million of net losses related to investment securities and a provision for credit losses of approximately $10 million and exclude the charge and one-time tax benefit as well as discount accretion of $172 million, merger and integration costs associated with acquisitions of $41 million, and expense of approximately $21 million due to a tax on bonus payments in the United Kingdom. Operating-basis revenue includes net interest revenue on a fully taxable-equivalent basis.

Additional Information

State Street continues to cooperate with the Securities and Exchange Commission in its investigation, and to address civil litigation, with respect to State Street’s securities lending programs.

State Street Corporation (NYSE: STT) is one of the world’s leading providers of financial services to institutional investors, including investment servicing, investment management, and investment research and trading. With $19 trillion in assets under custody and administration and $1.9 trillion in assets under management at March 31, 2010, State Street operates in 25 countries and more than 100 geographic markets worldwide. For more information, visit State Street at www.statestreet.com.

Forward Looking Statements

This news release contains forward-looking statements as defined by United States securities laws, including statements about our goals and expectations regarding our business, including the effects of the collateral pool contribution, actions and plans described herein, financial condition, results of operations and strategies, the financial and market outlook, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “plan,” “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this news release.

Important factors that may affect future results and outcomes include, but are not limited to:

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changes in law or regulation that may adversely affect our, our clients’ or our counterparties’ business activities and the products or services that we sell, including additional or increased taxes or assessments thereon, the requirement that additional capital be maintained and changes that expose us to risks related to compliance;

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financial market disruptions and the economic recession, whether in the U.S. or internationally, and monetary and other governmental actions, including regulation, taxes and fees, designed to address or otherwise be responsive to such disruptions and recession, including actions taken in the U.S. and internationally to address the financial and economic disruptions that began in 2007;

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increases in the volatility of, or declines in the levels of, our net interest revenue, changes in the composition of the assets on our consolidated balance sheet and the possibility that we may be required to change the manner in which we fund those assets;

•	the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure;
•	the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities, and the liquidity requirements of our clients;
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the credit quality, credit agency ratings, and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income;

•	the maintenance of credit agency ratings for our debt and depository obligations as well as the level of credibility of credit agency ratings;
•	the performance and demand for the products and services we offer, including the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products;
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the risks that acquired businesses will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected disynergies will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced and that disruptions from the transaction will harm relationships with clients, employees or regulators;

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the ability to complete acquisitions, divestitures and joint ventures, including the ability to obtain regulatory approvals, the ability to arrange financing as required, and the ability to satisfy other closing conditions;

•	the possibility of our clients incurring substantial losses in investment pools where we act as agent, and the possibility of further general reductions in the valuation of assets;
•	our ability to attract deposits and other low-cost, short-term funding;

•	potential changes to the competitive environment, including changes due to the effects of consolidation and perceptions of State Street as a suitable service provider or counterparty;
•	the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally;
•	our ability to measure the fair value of the investment securities on our consolidated balance sheet;
•	the results of litigation, government investigations and similar disputes or proceedings;
•	adverse publicity or other reputational harm;
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our ability to grow revenue, attract and/or retain and compensate highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements;

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our ability to control operating risks, information technology systems risks and outsourcing risks, and our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will fail or be circumvented;

•	the potential for new products and services to impose additional costs on us and expose us to increased operational risk;
•	changes in accounting standards and practices; and
•	changes in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2009 Annual Report on Form 10-K, and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on Risk Factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this news release speak only as of the date hereof, July 7, 2010, and we do not undertake efforts to revise those forward-looking statements to reflect events after this date.